EXHIBIT 3.1


           RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

                                 OF

                      SENECA FOODS CORPORATION


                  The following is a composite copy of the Restated Certificate of Incorporation, as amended, of Seneca Foods Corporation, which was prepared for the purpose of filing as an Exhibit with the Securities and Exchange
Commission:


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            RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                   OF
                         SENECA FOODS CORPORATION


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                                                       - 34 -


                           The  name  of  the   Corporation   is  SENECA   FOODS
CORPORATION.

                                     The purposes for which it is formed are:

To buy, sell, trade, acquire and otherwise deal in grapes, all other fruits, vegetables and all other farm products, meats, poultry and all other produce or products suitable for human or animal consumption; to press, cook, evaporate, concentrate and by any and all other processes to remove, extract or break down the contents thereof; to bottle, freeze, can, pack, box, preserve or otherwise prepare, render, manufacture part or all the contents thereof; to prepare and manufacture grape juice and other fruit juices, extracts, jellies and all other fruit products, vegetable products, meat products and farm products, soft drinks, extracts and all other types of products manufactured wholly or partly from such items; to sell, distribute at wholesale or retail, in bulk or otherwise, all products so manufactured and their by-products, to warehouse or contract to warehouse any of the products so prepared.

To own, acquire, lease, rent or otherwise obtain and maintain factories, machinery, refrigeration equipment, presses and all other forms of machinery suitable and useful for the preparation thereof.

To maintain warehouses, storage facilities, refrigeration units and generally cold storage facilities for the purposes hereof.

To buy, sell, manufacture and deal in ice; to maintain refrigerators for frozen products and to conduct in general a cold storage business; to lease or rent cold storage facilities to others.

To own, rent, lease and operate farm lands from which to produce and raise such aforementioned items; to sell, furnish and supply farmers, breeders and producers with seeds, plants, feed and other equipment and facilities to plant, grow or raise such items.

To buy, sell, acquire and otherwise deal in and trade in futures for the purpose of acquiring the necessary fruits, vegetables, meats and products to conduct such business.

To purchase, acquire, manufacture, hold, improve, sell, let and lease real and personal property of all kinds, including but not limited to lands, leaseholds, shares of stock, mortgages, bonds, debentures or other securities, xmerchandise, notes, certificates of indebtedness, book debts, claims, copyrights, trademarks, trade names, brands, labels, patents, patent rights, franchises, licenses, grants, concessions, good will and any interest in real or personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, stock in trade, franchises, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation engaged in the same or similar business.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

To purchase, hold, use, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state, country, nation or government and while the owner thereof to exercise all the rights, powers and privileges of ownership.

To borrow money and to make, accept, endorse and issue promissory notes, bonds, debentures, or other obligations of this Corporation from time to time for any of the objects or purposes of the Corporation and to secure the same by mortgage, pledge, deed of trust, or otherwise.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital stock except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

To buy, own, operate, maintain and trade in trucks, buses, automobiles, boats, aircraft, tractors, trailers and any and all other types of vehicles, equipment and rolling stock necessary or useful in carrying out the foregoing purposes.

To employ all personnel, to enter into agency or independent contractor
relationships, to  designate  distributors,   to  obtain  any  or  all
scientific skills and professional services necessary or useful in carrying out the foregoing purposes.

In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of New York upon corporations formed under the Business Corporation Law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

The Capital Stock of the Corporation shall consist of ten million (10,000,000) shares of Class A Common Stock of the par value of $0.25 each; ten million (10,000,000) shares of Class B Common Stock of the par value of $0.25 each; two hundred thousand (200,000) shares of Six Percent (6%) Voting Cumulative Preferred Stock of the par value of $0.25 each; thirty thousand (30,000) shares of Preferred Stock Without Par Value, to be issued in series by the Board of Directors, pursuant to the provisions of Article 4, Section (c) hereof, subject to the limitations prescribed by law; and four million (4,000,000) shares of Preferred Stock with $.025 par value, Class A, to be issued by the Board of Directors pursuant to the provisions of Article 4, Section (d) hereof, subject to the limitations prescribed by law. The stated capital of the Corporation as determined pursuant to Section 506 of the Business Corporation Law shall be increased by one million one hundred eighty thousand four hundred ninety three dollars ($1,180,493) and such increase shall be allocated equally to the stated capital in respect of the Corporation's $0.25 par value Class A Common Stock and Class B Common Stock.

The designations, preferences, privileges and voting powers of the shares of each class of stock which the Corporation is authorized to issue, and the restrictions or qualifications thereof, shall be as follows:

(a)      Class A Common Stock and Class B Common Stock.

(A)      Provisions Applicable to Class A Common Stock and Class B Common Stock.

                           (i) The holders of record of Class A Common Stock and
                  the holders of record of Class B Common Stock shall have equal rights and rank per share with respect to any and all dividends and distributions declared on the common stock of the Corporation, and no dividend or distribution shall be declared or made with respect to either Class A Common Stock or Class B Common Stock unless that dividend or distribution is declared and made with respect to both such classes; except that (subject to conversion rights of any preferred stocks) a dividend or distribution upon Class A Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class A Common Stock and a dividend or distribution upon Class B Common Stock which will be paid in shares of common stock of the Corporation shall be declared and made only in shares of Class B Common Stock, and if a dividend or distribution is so declared and paid in shares of one class of common stock to the holder of each share of that class, a per-share dividend or distribution in an equal number of shares of the other class of common stock shall be concurrently declared and paid to the holder of each share of such other class, so that the number of shares of Class A Common Stock paid as a dividend or distribution on a share of Class A Common Stock shall be equal to the number of shares of Class B Common Stock paid as a dividend or distribution on a share of Class B Common Stock.

                                    (ii)  In  the  event  of  any  voluntary  or
                  involuntary liquidation, dissolution or any winding up of the Corporation, each share of Class A Common Stock and Class B Common Stock shall rank equally with respect to any distribution to be received by holders of common stock upon or with respect to liquidation, dissolution or winding up.

                  (B)      Provisions Applicable to Class A Common Stock.

                                    (i) The holders of Class A Common  Stock are
                  entitled to one-twentieth (1/20th) of one vote per share on all questions presented to the stockholders. In all elections of directors of the Corporation, each holder of Class A Common Stock shall have the right to vote in person or by proxy one-twentieth (1/20th) of one vote for each share of Class A Common Stock held by such holder for as many Persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                              Any provision of the Certificate of Incorporation
                  or By-laws of the Corporation requiring the affirmative vote of a specified percentage of shares of the Corporation shall be read to give effect to the lesser voting rights of the holders of Class A Common Stock as described above; specifically, a provision that the affirmative vote of a specified percentage of the shares of the Corporation is required shall require the affirmative vote of the holders of that percentage of the aggregate voting power of the Corporation.

                             The holders of Class A Common Stock are entitled to
                  vote as a separate class (i) on any proposal to amend the Corporation's Certificate of Incorporation to increase the authorized number of shares of Class B Common Stock, unless the increased authorization does not exceed the number of shares of Class B Common Stock which must be issued in a proposed stock dividend with respect to shares of Class B Common Stock and which conforms to the requirements set forth in this Article with respect to payment of dividends in stock of this Corporation upon shares of Class B Common Stock and Class A Common Stock and (ii) as required by applicable law.

                                    (ii)  The  Class  A  Common   Stock  is  not
                  convertible into shares of Class B Common Stock, unless the number of outstanding shares of Class B Common Stock falls below 5% of the aggregate number of outstanding shares of Class B Common Stock and Class A Common Stock. At such time, all of the outstanding Class A Common Stock will be converted automatically into shares of Class B Common Stock on a share-for-share basis. For purposes of this Article 4(a)(B)(ii), "outstanding" shares of Common Stock would not include shares of Class B Common Stock or shares of Class A Common Stock repurchased by the Corporation and not reissued.

                  (C)      Provisions Applicable to Class B Common Stock.

                                    (i) Except as provided in paragraph  (C)(ii)
                  of this Article 4(a), the holders of Class B Common Stock are entitled to one vote per share on all questions presented to the stockholders. In all elections of directors of the Corporation, each holder of Class B Common Stock shall have the right to vote in person or by proxy the number of shares of Class B Common Stock held by such holder for as many Persons as there are directors to be elected. No cumulative voting for directors shall be permitted. The holders of Class B Common Stock are entitled to vote as a separate class where required by applicable law. If any share of Class B Common Stock is ineligible to vote by reason of the limitations contained in paragraph (c)(ii) of this Article 4(a), that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

                                    (ii) The voting  rights of holders of shares
                  of Class B Common Stock are subject to the following restrictions: If a Person acquires more than 15% (the "15% Threshold Amount") of the outstanding Class B Common Stock after August 5, 1995 (the "Threshold Date") and does not acquire after the Threshold Date a percentage of the Class A Common Stock outstanding at least equal to the percentage of Class B Common Stock acquired by that Person after the Threshold Date in excess of the 15% Threshold Amount, such Person will not be allowed to vote shares of Class B Common Stock acquired after the Threshold Date in excess of the 15% Threshold Amount. The inability of the Person to vote the shares of Class B Common Stock in excess of the 15% Threshold Amount will continue until such time as a sufficient number of shares of Class A Common Stock have been acquired by the Person.

                                   For purposes of calculating the 15% Threshold
                  Amount, the following acquisitions and increases shall be excluded: (i) shares of Class B Common Stock held by any Person on the Threshold Date, (ii) an increase in a holder's percentage ownership of Class B Common Stock resulting solely from a change in the total number of shares of Class B Common Stock outstanding as a result of a repurchase of Class B Common Stock by the Corporation since the last date on which that holder acquired Class B Common Stock, (iii) acquisitions of Class B Common Stock (1) made pursuant to contracts existing prior to the Threshold Date, including the acquisition of Class B Common Stock pursuant to the conversion provisions of Class A Preferred Stock outstanding prior to the Threshold Date, (2) by bequest or inheritance, or by operation of law upon the death or incompetency of any individual and
                  (3) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the restrictions imposed by the 15% Threshold Amount. A gift made to any Person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986 or a successor provision and a gift to a Person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more of the following persons or entities:

                        (1) a person who is related to the donor by blood or marriage, or

                        (2)   a charitable organization which is qualified under
                              Section 501(c)(3) as described above

                  shall be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the 15% Threshold Amount.

                                  Acquisitions of Class A Common Stock so as to
                  preclude the effect of the voting restrictions contained in the preceding paragraph must be made for an "equitable price." For purposes of this paragraph an "equitable price" is deemed to have been paid only when the shares of Class A Common Stock have been acquired at a price at least equal to the greater of
                  (i) the highest per share price paid by the acquiring Person, in cash or non-cash consideration, for any Class B Common Stock acquired within the 60-day periods preceding and following the acquisition of the Class A Common Stock or (ii) the highest closing market sale price of Class B Common Stock during the 30-day periods preceding and following the acquisition of the Class A Common Stock. The value of any non-cash consideration will be determined by the Board of Directors acting in good faith. The highest closing market sale price of a share of Class B Common Stock will be the highest closing sale price reported by the principal trading market for either class of Common Stock.

                  As used in this Article 4(a)(C)(ii):

                                    "Person"  shall  include one or more persons
                           and entities who act or agree to act in concert with respect to the acquisition or disposition of Class B Common Stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of the Corporation or a sale of a material amount of its assets, (b) a change in the Corporation's Board of Directors or management, including any plans or proposal to fill vacancies on the Board of Directors or change the number or term of Directors, (c) a material change in the business or corporate structure of the
                           Corporation, or (d) any material change in the capitalization or dividend policy of the Corporation. As used in the preceding sentence, "act or agree to act in concert" shall not include acts or agreements to act by persons pursuant to their official capacities as Directors or officers of the Corporation or because they are related by blood or marriage.

                                    Each  reference to acquiring or  acquisition
                           of Class B Common Stock and Class A Common Stock shall include direct and indirect acquisitions of such stock.

                                    (iii) The  holders  of Class B Common  Stock
                  shall have the right, at their option, to convert such shares into shares of Class A Common Stock at any time after the issuance thereof, on a share-per-share basis. The conversion rights in the preceding sentence shall expire upon the occurrence of the automatic conversion of all outstanding shares of Class A Common Stock into Class B Common Stock pursuant to the provisions of paragraph (B)(ii) of this
                  Article 4(a). In order to convert shares of Class B Common Stock into shares of Class A Common Stock, the holder thereof shall surrender at the office of the Corporation the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice at such office that he elects to convert such shares of Class B Common Stock which shall be deemed to have been converted as of the date (hereinafter called the "Class A Conversion Date") of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date. As soon as practicable on or after the Class A Conversion Date, the Corporation will deliver at such office a certificate or certificates for the number of shares of Class A Common Stock issuable on such conversion.

                          (b)Six Percent (6%) Voting Cumulative Preferred Stock.

                                    (A) The  holders  of record  of Six  Percent
                  (6%) Voting Cumulative Preferred Stock shall be entitled to cash dividends when and as declared by the Board of Directors at the rate of six percent (6%) of the par value per share per annum and no more, payable on the first days of January and July in each year in preference to and in priority over dividends upon the common stock and all other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock. Such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock are to be cumulative so that, if for any year or years cash dividends at the rate of six percent (6%) per share per annum are not declared and paid or set apart for payment on such Six Percent (6%) Voting Cumulative Preferred Stock outstanding, the deficiency shall be declared and paid or set apart for payment prior to the making of any dividend or other distribution on the common stock, such cash dividends on the Six Percent (6%) Voting Cumulative Preferred Stock to accrue from the date of issue if that be a dividend date, otherwise from the dividend date next preceding the date of issue of such Six Percent (6%) Voting Cumulative Preferred Stock. Upon the payment or setting apart for payment of all dividends current and accumulated at the rate of six percent (6%) per annum upon the Six Percent (6%) Voting Cumulative Preferred Stock, the directors may declare and pay dividends in order of priority upon shares junior to the said Six Percent (6%) Voting Cumulative Preferred Stock.

                                    (B)  In  the  event  of  any   voluntary  or
                  involuntary liquidation, dissolution or any winding up of the Corporation, the holders of record of the Six Percent (6%) Voting Cumulative Preferred Stock shall be entitled to be paid the full par value of such issue of Preferred Stock plus accumulated dividends thereon to the date of such liquidation, dissolution or winding up of the Corporation, whether or not the Corporation shall have a surplus or earnings available for dividends, and no more before any distribution of any assets shall be made to the holders of any class of common stock or other shares junior to the Six Percent (6%) Voting Cumulative Preferred Stock.

                                    (C) The Corporation at its option may redeem
                  the whole or any part, pro rata or by lot, of the Six Percent (6%) Voting Cumulative Preferred Stock outstanding at any time by paying therefor in cash one hundred percent (100%) of the par value thereof plus accumulated dividends thereon to the date fixed for such redemption by mailing notice of such redemption to the holders of such Six Percent (6%) Voting Cumulative Preferred Stock to be redeemed at their respective addresses as such addresses may appear on the stock books of the Corporation, specifying the time and place of redemption at the office of the Corporation, such notice to be mailed at least thirty (30) days and not more than sixty (60) days prior to the date specified therein for redemption.

                                    (D) In all  elections  of  directors  of the
                  Corporation, each holder of Six Percent (6%) Voting Cumulative Preferred Stock shall have the right to vote in person or by proxy the number of shares of Six Percent (6%) Voting Cumulative Preferred Stock held by him for as many Persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                    (E) A class of stock  shall be  deemed to be
                  "junior to the Six Percent  (6%) Voting  Cumulative  Preferred
                  Stock" if the Six Percent (6%) Voting Cumulative Preferred Stock has priority over such class with respect to dividend rights or liquidation rights.

                           (c)      Preferred Stock Without Par Value.

                                    (A) The Board of  Directors  is  authorized,
                  subject to limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock Without Par Value, and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof, and to reclassify or alter the designation, relative rights, preferences and limitations of any authorized and unissued Preferred Stock Without Par Value whether or not such shares shall have been designated as shares of any particular series and whether or not such relative rights, preferences and limitations of such series shall be fixed as senior to, junior to, or on a parity with the relative rights, preferences and limitations of any other class of stock or series thereof. The authority of the Board with respect to each series shall
                  include,   but  not  be  limited  to,   determination  of  the
                  following:

                            (i) The number of shares constituting that series and the distinctive designation of that series;

                            (ii)  The rate and times at which, and the terms
                  and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                            (iii)  Whether that series shall have voting
                  rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                            (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                             (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

                             (vii) Any other relative rights, preferences and limitations of that series.

                                    The authority of the Board of Directors with
                  respect to each such series shall be limited by the condition that no series of the shares of any series so authorized by the Board of Directors to be issued shall rank as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation senior to the shares of any previously authorized series or of any other class of Preferred Stock without an affirmative vote of a majority of the holders of each such series or class of stock.

                                    (B)  Dividends  on  outstanding   shares  of
                  Preferred Stock Without Par Value shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period. If the stated dividends on the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                                    (C)  In  the  event  of  any   voluntary  or
                  involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Preferred Stock Without Par Value then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate provided for in the Certificate of Incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest. If the amounts payable on liquidation in respect to the shares of all series of Preferred Stock Without Par Value are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. If such payment shall have been made in full to the holders of all shares of Preferred Stock Without Par Value on voluntary or involuntary liquidation, dissolution or winding up, the remaining assets of the Corporation shall be distributed in accordance with Section (d)(C) of this Article 4. For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.

                           (d)  Preferred Stock With $.025 Par Value, Class A.

                                    (A) The Board of  Directors  is  authorized,
                  subject to the limitations prescribed by law and the provisions of this paragraph, to provide for the issuance in series of the shares of Preferred Stock With $.025 Par Value, Class A (hereinafter called "Class A Preferred Stock"), and by filing a certificate pursuant to the Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           (i) The number of shares constituting that series
                  and the distinctive designation of that series;

                           (ii)  The rate and times at which, and the terms
                  and conditions on which, dividends, if any, on shares of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

                            (iii)  Whether that series shall have voting
                  rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

                            (iv) Whether that series shall have conversion privileges, and, it so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                              (vi) The rights of the shares of that series in the event of voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation; and

                               (vii) Any other relative rights, preferences and limitations of that series.

                           The  authority  of the  Board of  Directors  shall be
                  limited by the condition that the shares of each series of Class A Preferred Stock authorized by the Board of Directors to be issued shall rank, as to the payment of dividends or rights on liquidation, dissolution or winding up of the Corporation, junior to the shares of any authorized class of Preferred Stock.

                                    (B) Dividends on outstanding shares of Class
                  A Preferred Stock shall be declared and paid, or set apart for payment, before any dividends shall be declared and paid, or set apart for payment, on any class of common stock with respect to the same dividend period. It the stated dividends on the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in the payment of dividends including accumulation, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full.

                                    (C)  In  the  event  of  any   voluntary  or
                  involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of each series of Class A Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation, before any distribution or payment shall be made to the holders of any class of common stock, an amount equal to the stated value of the stock plus, in respect of each share with respect to which dividends are cumulative, a sum computed at the dividend rate provided for in the Certificate of Incorporation from and after the date on which dividends on such shares became cumulative to and including the date fixed for such payment, less the aggregate of the dividends theretofore paid thereon, but computed without interest. If the amounts payable on liquidation in respect to the shares of all series of Class A Preferred Stock are not paid in full, the shares of all series of such class shall share ratably in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full. If such payment shall have been made in full to the holders of all shares of Class A Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed among the holders of each class of common stock pro rata in accordance with their respective holdings. For the purpose of this paragraph, a consolidation or merger of the Corporation with one or more other corporations shall not be deemed to be a liquidation or winding up of the Corporation.

                                    (D) First Series of Class A Preferred Stock.
                  The first series of 1,000,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock3/4Series A, $0.25 stated value (hereinafter called "10% Voting Preferred Stock"), and shall have the following rights, preferences and limitations:

                                  (i) Dividends. The holders of the 10% Voting Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing January l, 1984. Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

                               (ii) Redemption. Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the 10% Voting Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25 and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

                           Notice  of  every  such   redemption  of  10%  Voting
                  Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the 10% Voting Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

                             (iii) Voting. The holders of 10% Voting Preferred Stock shall be entitled to one vote for each share of such stock on all questions presented to the stockholders of the Corporation.

                                   (iv)  Conversion.  The holders of 10% Voting
                  Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

                                    (a) The 10% Voting  Preferred Stock shall be
                                    convertible,    at   the   office   of   the
                                    Corporation  or  at  such  other  office  or
                                    offices,  if any, as the Board of  Directors
                                    may   designate,   into   fully   paid   and
                                    non-assessable  shares  of  Class  A  Common
                                    Stock and Class B Common  Stock  (calculated
                                    as to each conversion to the nearest 1/10 of
                                    a share) at the conversion rate,  determined
                                    as  hereinafter  provided,  in effect at the
                                    time  of  conversion.  The  conversion  rate
                                    shall  be one (l)  share  of  Class A Common
                                    Stock  and one (1)  share  of Class B Common
                                    Stock for every  twenty  (20)  shares of 10%
                                    Voting   Preferred   Stock.   In  case   the
                                    Corporation  shall at any time subdivide its
                                    outstanding  shares of common  stock  into a
                                    greater  number  of  shares  or shall pay in
                                    shares of common  stock a  dividend  on then
                                    outstanding  shares  of  common  stock,  the
                                    number of shares of common  stock into which
                                    the   10%   Voting    Preferred   Stock   is
                                    convertible    shall   be    proportionately
                                    increased  and,  conversely,   in  case  the
                                    Corporation  shall at any time  combine  its
                                    outstanding  shares of common  stock  into a
                                    smaller  number  of  shares,  the  number of
                                    shares of common  stock  into  which the 10%
                                    Voting Preferred Stock is convertible  shall
                                    be proportionately  reduced.  If any capital
                                    reorganization  or  reclassification  of the
                                    capital  stock  of the  Corporation,  or any
                                    consolidation  or merger of the  Corporation
                                    with another corporation, shall be effected,
                                    the  holder of 10%  Voting  Preferred  Stock
                                    shall   thereafter   be  entitled  upon  the
                                    exercise of conversion rights to receive the
                                    number   and  kind  of   shares   of  stock,
                                    securities  or assets which the holder would
                                    have been  entitled to receive in connection
                                    with such reorganization,  recapitalization,
                                    merger  or  consolidation  if he had  been a
                                    holder  of the  number  of  shares of common
                                    stock of the  Corporation  issuable upon the
                                    conversion of his 10% Voting Preferred Stock
                                    immediately   prior   to   the   time   such
                                    reorganization, recapitalization, merger, or
                                    consolidation    became    effective.     No
                                    adjustment shall be made upon any conversion
                                    on account of any  dividends  accrued on the
                                    shares  of  10%   Voting   Preferred   Stock
                                    surrendered for conversion or on account of any dividend on the shares of common stock issued on such conversion.

                                            (b) In order to  convert  shares  of
                                    10% Voting  Preferred  Stock into  shares of
                                    common  stock,   the  holder  thereof  shall
                                    surrender  at the office of the  Corporation
                                    the  certificate or  certificates  therefor,
                                    duly  endorsed  to  the  Corporation  or  in
                                    blank,  and  give  written  notice  at  such
                                    office that he elects to convert such shares
                                    of 10% Voting Preferred Stock which shall be
                                    deemed to have been converted as of the date
                                    (hereinafter  called the "Conversion  Date")
                                    of  the   surrender   of  such   shares  for
                                    conversion as provided above, and the person
                                    or persons entitled to receive the shares of
                                    common stock  issuable upon such  conversion
                                    shall be  treated  for all  purposes  as the
                                    record  holder  or  holders  of such  common
                                    stock on such date.  As soon as  practicable
                                    on  or  after  the   Conversion   Date,  the
                                    Corporation  will  deliver at such  office a
                                    certificate or  certificates  for the number
                                    of full shares of common  stock  issuable on
                                    such conversion,  together with cash in lieu
                                    of any fraction of a share,  as  hereinafter
                                    provided, to the persons entitled to receive
                                    the  same.  In  case  shares  of 10%  Voting
                                    Preferred  Stock are called for  redemption,
                                    the right to convert such shares shall cease
                                    and  terminate  at the close of  business on
                                    the  date  fixed  for   redemption,   unless
                                    default shall have been made in the payment of the redemption price.

                                            (c) No  fractional  shares of common
                                    stock shall be issued upon  conversion,  but
                                    the Corporation  shall pay a cash adjustment
                                    in respect of any  fraction of a share which
                                    would  otherwise be  issuable,  in an amount
                                    equal to the  same  fraction  of the  market
                                    price per share of common stock at the close
                                    of  business  on the  Conversion  Date.  The
                                    market  price  per share  shall  be,  (i) if
                                    traded on the  over-the-counter  market, the
                                    mean  between  the  closing  bid  and  asked
                                    quotations,  or (ii) if traded on a national
                                    securities exchange, the closing sale price,
                                    or   (iii)   if    traded    on   both   the
                                    over-the-counter market and an exchange, the
                                    mean  between  the  prices   determined   in
                                    accordance with clauses (i) and (ii) of this sentence.

                                    (E)  Second  Series  of  Class  A  Preferred
                  Stock. The second series of 400,000 shares of Class A Preferred Stock shall be designated Ten Percent (10%) Cumulative Convertible Voting Preferred Stock3/4Series B, $0.25 stated value (hereinafter called "Series B Preferred Stock"), and shall have the following rights, preferences and limitations:

                                    (i)  Dividends.  The holders of the Series B
                  Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, but only out of surplus legally available for the payment of dividends, cumulative cash dividends at the rate of $.025 per share per annum, and no more, payable on the first days of January and July, commencing July 1, 1985. Such dividends shall be payable after all past and current dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock Without Par Value have been declared and paid, or a sum sufficient therefor has been set aside for that purpose, and before any dividends (other than a stock dividend in shares of the same class of stock) on any class of common stock shall be paid or set apart for payment or any shares of such stock shall be acquired for consideration. Dividends shall be cumulative from and after the date of issue of such shares, but any arrearages in payment shall not bear interest.

                               (ii) Redemption. Provided that dividends on the Six Percent (6%) Voting Cumulative Preferred Stock and the Preferred Stock without Par Value have been paid or a sum set aside for payment, the Corporation, at the option of the Board of Directors, may redeem all or any part of the Series B Preferred Stock at any time outstanding, at any time or from time to time, upon notice duly given as hereinafter provided for an amount in respect of each share to be redeemed equal to the sum of $0.25; and an amount computed at the annual rate of $.025 per annum per share from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid, but computed without interest.

                                       Notice of every such redemption of Series
                  B Preferred Stock shall be mailed at least thirty (30) days prior to the date fixed for such redemption to the holders of record of shares so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. In case of redemption of a part only of the Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected in such manner as the Board of Directors may determine, whether by lot or by pro rata redemption or by selection of particular shares, and the proceedings and actions of the Board of Directors in this connection shall not be subject to attack except for fraud.

                               (iii) Voting. The holders of Series B Preferred Stock shall be entitled to one vote for each share of such stock in all questions presented to the stockholders of the Corporation.

                               (iv)  Conversion.  The holders of Series B
                  Preferred Stock shall have the right, at their option, to convert such shares into shares of common stock, $0.25 par value, at any time after the issuance thereof, on and subject to the following terms and conditions:

                                            (a) The  Series  B  Preferred  Stock
                                    shall be  convertible,  at the office of the
                                    Corporation  or  at  such  other  office  or
                                    offices,  if any, as the Board of  Directors
                                    may   designate,   into   fully   paid   and
                                    non-assessable  shares  of  Class  A  Common
                                    Stock and Class B Common  Stock  (calculated
                                    as to each conversion to the nearest 1/10 of
                                    a share) at the conversion rate,  determined
                                    as  hereinafter  provided,  in effect at the
                                    time  of  conversion.  The  conversion  rate
                                    shall  be one (1)  share  of  Class A Common
                                    Stock  and one (1)  share  of Class B Common
                                    Stock for every thirty (30) shares of Series
                                    B Preferred  Stock.  In case the Corporation
                                    shall at any time subdivide its  outstanding
                                    shares of common stock into a greater number
                                    of  shares  or shall pay in shares of common
                                    stock a dividend on then outstanding  shares
                                    of  common  stock,  the  number of shares of
                                    common   stock   into  which  the  Series  B
                                    Preferred  Stock  is  convertible  shall  be
                                    proportionately  increased and,  conversely,
                                    in case  the  Corporation  shall at any time
                                    combine  its  outstanding  shares  of common
                                    stock into a smaller  number of shares,  the
                                    number of shares of common  stock into which
                                    the Series B Preferred  Stock is convertible
                                    shall  be  proportionately  reduced.  If any
                                    capital  reorganization or  reclassification
                                    of the capital stock of the Corporation,  or
                                    any   consolidation   or   merger   of   the
                                    Corporation with another corporation,  shall
                                    be   effected,   the   holder  of  Series  B
                                    Preferred Stock shall thereafter be entitled
                                    upon the  exercise of  conversion  rights to
                                    receive  the  number  and kind of  shares of
                                    stock, securities or assets which the holder
                                    would  have  been  entitled  to  receive  in
                                    connection    with   such    reorganization,
                                    recapitalization, merger or consolidation if
                                    he had been a holder of the number of shares
                                    of common stock of the Corporation  issuable
                                    upon  the   conversion   of  his   Series  B
                                    Preferred  Stock  immediately  prior  to the
                                    time such reorganization,  recapitalization,
                                    merger,  or consolidation  became effective.
                                    No   adjustment   shall  be  made  upon  any
                                    conversion   on  account  of  any  dividends
                                    accrued on the shares of Series B  Preferred
                                    Stock   surrendered  for  conversion  or  on
                                    account of any dividend on the shares of common stock issued on such conversion.

                                            (b) In order to  convert  shares  of
                                    Series B  Preferred  Stock  into  shares  of
                                    common  stock,   the  holder  thereof  shall
                                    surrender  at the office of the  Corporation
                                    the  certificate or  certificates  therefor,
                                    duly  endorsed  to  the  Corporation  or  in
                                    blank,  and  give  written  notice  at  such
                                    office that he elects to convert such shares
                                    of Series B  Preferred  Stock which shall be
                                    deemed to have been converted as of the date
                                    (hereinafter  called the "Conversion  Date")
                                    of  the   surrender   of  such   shares  for
                                    conversion as provided above, and the person
                                    or persons entitled to receive the shares of
                                    common stock  issuable upon such  conversion
                                    shall be  treated  for all  purposes  as the
                                    record  holder  or  holders  of such  common
                                    stock on such date.  As soon as  practicable
                                    on  or  after  the   Conversion   Date,  the
                                    Corporation  will  deliver at such  office a
                                    certificate or  certificates  for the number
                                    of full shares of common  stock  issuable on
                                    such conversion,  together with cash in lieu
                                    of any fraction of a share,  as  hereinafter
                                    provided, to the persons entitled to receive
                                    the  same.   In  case  shares  of  Series  B
                                    Preferred  Stock are called for  redemption,
                                    the right to convert such shares shall cease
                                    and  terminate  at the close of  business on
                                    the  date  fixed  for   redemption,   unless
                                    default shall have been made in the payment of the redemption price.

                                            (c) No  fractional  shares of common
                                    stock shall be issued upon  conversion,  but
                                    the Corporation  shall pay a cash adjustment
                                    in respect of any  fraction of a share which
                                    would  otherwise be  issuable,  in an amount
                                    equal to the  same  fraction  of the  market
                                    price per share of common stock at the close
                                    of  business  on the  Conversion  Date.  The
                                    market  price  per share  shall  be,  (i) if
                                    traded on the  over-the-counter  market, the
                                    mean  between  the  closing  bid  and  asked
                                    quotations,  or (ii) if traded on a national
                                    securities exchange, the closing sale price,
                                    or   (iii)   if    traded    on   both   the
                                    over-the-counter market and an exchange, the
                                    mean  between  the  prices   determined   in
                                    accordance with clauses (i) and (ii) of this sentence.

                           (e) Provisions Generally Applicable to Capital Stock.

                                    (A) No holder of shares of the Capital Stock
                  of any class of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may, from time to time, fix; and any shares of stock or convertible obligations which the Corporation may determine to offer for subscription to the holders of stock may, as the Board of Directors shall determine, be offered to holders of any class or classes of stock exclusively or to holders of all classes of stock, and if offered to more than one class of stock, in such proportions as between the said classes of stock as the Board of Directors in its discretion may determine.

                                    As used in this  Section (e) the  expression
                  "convertible obligations" shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes; and the Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power as to do in any other cases) to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such periods as the Board of Directors shall determine, and to cause such rights or options to be evidenced by such warrants or other instruments as it may deem advisable.

                           (B) The Board of Directors may authorize the purchase
                  of shares of Class A Common Stock or Class B Common Stock or any other class of stock or any combination of classes without regard to differences among the classes in price or other terms upon which such shares may be purchased.

                           I The By-Laws of the Corporation may be amended at a meeting of stockholders by the affirmative vote of the holders of two-thirds (2/3) of the shares present and entitled to vote at the meeting.
                           II Any Director may be removed either with or without cause at any time by a vote of the stockholders holding two-thirds (2/3) of the stock then issued and outstanding and which was entitled to vote for the election of the directors sought to be removed at any Special Meeting called for that purpose.
                           III The office of the Corporation shall be located in the Village of Pittsford, County of Monroe, New York, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation that may be served upon the Secretary of State is 1162 Pittsford-Victor Road, Pittsford, New York 14534.

                           IV The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served.
                           V Each and every director or officer of this Corporation, including a person who has been a director or officer and whose term of office has expired, shall be indemnified by the Corporation against any and all expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a director or officer of this Corporation except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for neglect or misconduct in the performance of his duties as such director or officer, and such right of indemnification shall not be deemed exclusive or any other rights to which he might be entitled.
                           IN WITNESS WHEREOF, this Certificate has been executed this day of August 1995 and we affirm the statements contained therein are true under penalties of perjury.

                                                 /s/ Kraig H. Kayser
                                                 Kraig H. Kayser, President


                                                 /s/ Jeffrey L. Van Riper
                                                 Jeffrey L. Van Riper, Secretary
(SEAL)

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